Exhibit 10.32

PLEDGE AGREEMENT

dated as of May 11, 2007

between

TEKOIL & GAS CORPORATION

and

J. ARON & COMPANY, as Agent,

as the Secured Party

-i-

TABLE OF CONTENTS

SCHEDULES:	4.1 — General Information 4.3 — Pledged Membership Interests

EXHIBITS:	A — Pledge Supplement

-ii-

PLEDGE AGREEMENT

This PLEDGE AGREEMENT, dated May 11, 2007 (this "Agreement"), is entered into by and between TEKOIL & GAS CORPORATION, a Delaware corporation (the "Grantor"), and J. ARON & COMPANY, as administrative agent for the Beneficiaries (as herein defined) (in such capacity, the "Secured Party").

RECITALS:

WHEREAS, reference is made to that certain Credit and Guaranty Agreement, dated May 11, 2007 (as it may be amended, restated, supplemented or otherwise modified, the "Credit Agreement"), by and among Tekoil and Gas Gulf Coast, LLC, a Delaware limited liability company ("Company"), Tekoil & Gas Corporation, a Delaware corporation, and the other guarantors party thereto, J. Aron & Company, individually and in its capacity as Administrative Agent (the "Agent") for the benefit the lenders from time to time parties thereto (the "Lenders"), and such Lenders;

WHEREAS, in consideration of the extensions of credit and other accommodations of Lenders and Lender Counterparties as set forth in the Credit Agreement and the Hedging Contracts, respectively, the Grantor has agreed to secure Company's obligations under the Transaction Documents and the Hedging Contracts as set forth herein;

WHEREAS, the Lenders have required the execution of this Agreement as a condition to entering into the Credit Agreement; and

WHEREAS, the Grantor will receive benefit from Company entering into the Credit Agreement.

NOW, THEREFORE, in consideration of the premises and the agreements, provisions and covenants herein contained, the Grantor and the Secured Party agree as follows:

SECTION 1
DEFINITIONS

1.1 General Definitions. In this Agreement, the following terms shall have the following meanings:

"Agreement" shall have the meaning set forth in the preamble.

"Beneficiaries" shall mean the Agent, the Lenders and the Lender Counterparties and shall include, without limitation, all former Lenders and Lender Counterparties to the extent that any Obligations owing to such Persons were incurred while such Persons were Lenders or Lender Counterparties and such Obligations have not been paid or satisfied in full

"Cash Proceeds" shall have the meaning assigned in Section 7.5.

"Collateral" shall have the meaning assigned in Section 2.

"Credit Agreement" shall have the meaning set forth in the recitals.

"Grantor" shall have the meaning set forth in the preamble.

"Lender" shall have the meaning set forth in the recitals.

"Pledge Supplement" shall mean any supplement to this agreement in substantially the form of Exhibit A.

"Pledged Membership Interests" shall mean all membership interest in Company, whether now outstanding or issued hereafter including as listed on Schedule 4.3 (as such schedule may be amended or supplemented from time to time) and the certificates, if any, representing such membership interests and any interest of the Grantor on the books and records of such limited liability company or on the books and records of any securities intermediary pertaining to such interest and all dividends, distributions, cash, warrants, rights, options, instruments, securities and other property or proceeds from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such membership interests.

"Proceeds" shall mean: (i) all "proceeds" as defined in Article 9 of the UCC, (ii) payments or distributions made with respect to any Pledged Membership Interest and (iii) whatever is receivable or received when Collateral or proceeds are sold, exchanged, collected or otherwise disposed of, whether such disposition is voluntary or involuntary.

"Record" shall have the meaning specified in Article 9 of the UCC.

"Secured Obligations" shall have the meaning assigned in Section 3.1.

"Secured Party" shall have the meaning set forth in the preamble.

"UCC" shall mean the Uniform Commercial Code as in effect from time to time in the State of New York or, when the context implies, the Uniform Commercial Code as in effect from time to time in any other applicable jurisdiction.

"United States" shall mean the United States of America.

1.2 Definitions; Interpretation. All capitalized terms used herein (including the preamble and recitals hereto) and not otherwise defined herein shall have the meanings ascribed thereto in the Credit Agreement or, if not defined therein, in the UCC. References to "Sections," "Exhibits" and "Schedules" shall be to Sections, Exhibits and Schedules, as the case may be, of this Agreement unless otherwise specifically provided. Section headings in this Agreement are included herein for convenience of reference only and shall not constitute a part of this Agreement for any other purpose or be given any substantive effect. Any of the terms defined herein may, unless the context otherwise requires, be used in the singular or the plural, depending on the reference. The use herein of the word "include" or "including", when following any general statement, term or matter, shall not be construed to limit such statement, term or matter to the specific items or matters set forth immediately following such word or to similar items or matters, whether or not nonlimiting language (such as "without limitation" or "but not limited to" or words of similar import) is used with reference thereto, but rather shall be deemed to refer to all other items or matters that fall within the broadest possible scope of such general statement, term or matter. If any conflict or inconsistency exists between this Agreement and the Credit Agreement, the Credit Agreement shall govern. All references herein to provisions of the UCC shall include all successor provisions under any subsequent version or amendment to any Article of the UCC.

SECTION 2
GRANT OF SECURITY

The Grantor hereby grants to the Secured Party a security interest and continuing lien on all of the Grantor's right, title and interest in, to and under the following, in each case whether now owned or existing or hereafter acquired or arising and wherever located (all of which being hereinafter collectively referred to as the "Collateral"):

(a) Pledged Membership Interests; and

(b) all Proceeds, products, accessions, and profits of or in respect of any of the foregoing.

SECTION 3
SECURITY FOR OBLIGATIONS; GRANTOR REMAINS LIABLE

3.1 Security for Obligations. This Agreement secures, and the Collateral is collateral security for, the prompt and complete payment or performance in full when due, whether at stated maturity, by required prepayment, declaration, acceleration, demand or otherwise (including the payment of amounts that would become due but for the operation of the automatic stay under Section 362(a) of the Bankruptcy Code, 11 U.S.C. §362(a) (and any successor provision thereof)), of all Obligations (the "Secured Obligations").

3.2 Continuing Liability Under Collateral. Notwithstanding anything herein to the contrary, (i) the Grantor shall remain liable for all obligations under this Agreement with respect to the Collateral owned by the Grantor and nothing contained herein is intended or shall be a delegation of duties to the Secured Party or any Beneficiary, (ii) the Grantor shall remain liable under each of the agreements included in the Collateral, including any agreements relating to the Pledged Membership Interests, to perform all of the obligations undertaken by him thereunder all in accordance with and pursuant to the terms and provisions thereof and neither the Secured Party nor any Beneficiary shall have any obligation or liability under any of such agreements by reason of or arising out of this Agreement or any other document related thereto nor shall the Secured Party or any Beneficiary have any obligation to make any inquiry as to the nature or sufficiency of any payment received by it or have any obligation to take any action to collect or enforce any rights under any agreement included in the Collateral, including any agreements relating to the Pledged Membership Interests, and (iii) the exercise by the Secured Party of any of its rights hereunder shall not release the Grantor from any of his duties or obligations under the contracts and agreements included in the Collateral.

3.3 Limitation on Liability. Notwithstanding anything in this Agreement to the contrary, the liability of the Grantor for the Secured Obligations is limited to the interests of the Grantor in the Collateral and, upon the occurrence of an Event of Default, any obligations of the Grantor under this Agreement shall be satisfied by recourse only to the Collateral and not by recourse directly to the Grantor or any of its other assets or property. The Administrative Agent may join the Grantor as a defendant in any legal action it undertakes to enforce its rights and remedies under this Agreement, provided that, except as provided in the immediately succeeding sentence, any judgment against the Grantor in such action may be satisfied by recourse only to the Collateral and not by recourse directly to the Grantor or any of its other assets or property. The foregoing notwithstanding, the Administrative Agent shall have full recourse against the Grantor for the full payment of the amount of any loss suffered by the Administrative Agent or any other Beneficiary as a result of any gross negligence, willful misconduct or fraud by or on behalf of the Grantor. The provisions of this paragraph shall apply to this Agreement given by the Grantor only and shall not (a) apply to any Security Document given by any other Person, (b) be deemed to be a release or impairment of any part of the Obligations or of the liens and security interests created by the Security Documents, or (c) limit or otherwise prejudice in any way the rights of the Administrative Agent or any other Person to enforce any of its rights and remedies under any other Loan Documents.

SECTION 4
REPRESENTATIONS AND WARRANTIES AND COVENANTS

4.1 Representations and Warranties. The Grantor hereby represents and warrants that:

(a) the Grantor is the record and beneficial owner of the Pledged Membership Interests free of all Liens, rights or claims of other Persons and it owns all other Collateral purported to be owned by it or otherwise has the rights it purports to have in each item of Collateral and, as to all Collateral whether now existing or hereafter acquired, will continue to own or have such rights in each item of the Collateral, in each case free and clear of any and all Liens, rights or claims of all other Persons;

(b) the Grantor has indicated on Schedule 4.1(A)(as such schedule may be amended or supplemented from time to time): (i) the type of organization of the Grantor, (ii) the jurisdiction of organization of the Grantor, (iii) its organizational identification number and (iv) the jurisdiction where its chief executive office or its sole place of business is, and for the one-year period preceding the date hereof has been, located;

(c) the full legal name of the Grantor is as set forth on Schedule 4.1(A) and the Grantor has not done in the last five (5) years, and does not do, business under any other name (including any trade-name or fictitious business name) except for those names set forth on Schedule 4.1(B) (as such schedule may be amended or supplemented from time to time);

(d) except as provided on Schedule 4.1(C), the Grantor has not changed its name, jurisdiction of organization, chief executive office or sole place of business or its corporate structure in any way (e.g., by merger, consolidation, change in corporate form or otherwise) within the past five (5) years;

(e) upon the filing of all UCC financing statements naming the Grantor as "debtor" and the Secured Party as "secured party" and describing the Collateral in the filing offices set forth opposite the Grantor's name on Schedule 4.1(D) hereof (as such schedule may be amended or supplemented from time to time) and other filings delivered by the Grantor, the security interests granted to the Secured Party hereunder constitute valid and perfected first priority Liens on all of the Collateral owned by the Grantor;

(f) all actions and consents relating to the Grantor, including all filings, notices, registrations and recordings necessary for the exercise by the Secured Party of the voting or other rights provided for in this Agreement or the exercise of remedies in respect of the Collateral owned by the Grantor have been made or obtained;

(g) other than the financing statements filed in favor of the Secured Party, no effective UCC financing statement, fixture filing or other instrument similar in effect under any applicable law covering all or any part of the Collateral owned by the Grantor is on file in any filing or recording office except for financing statements for which proper termination statements have been delivered to the Secured Party for filing;

(h) no authorization, approval or other action by, and no notice to or filing with, any Governmental Authority or regulatory body is required for either (i) the pledge or grant by the Grantor of the Liens purported to be created in favor of the Secured Party hereunder or (ii) the exercise by Secured Party of any rights or remedies in respect of any Collateral (whether specifically granted or created hereunder or created or provided for by applicable law), except (A) for the filings contemplated by Section 4.1(e) above and (B) as may be required, in connection with the disposition of any Pledged Membership Interests, by laws generally affecting the offering and sale of Securities; and

(i) Schedule 4.3 (as such schedule may be amended or supplemented from time to time) sets forth all of the Pledged Membership Interests owned by the Grantor and such Pledged Membership Interests constitute the percentage of issued and outstanding percentage of membership interests or percentage of beneficial interest of Company owned by the Grantor;

(j) there are no outstanding warrants, options or other rights to purchase, or shareholder, voting trust or similar agreements outstanding with respect to, or property that is convertible into, or that requires the issuance or sale of, any Pledged Membership Interests;

(k) without limiting any other provision hereof, no consent of any Person, including any other general or limited partner, any other member of a limited liability company, any other shareholder or any other trust beneficiary, is necessary or desirable in connection with the creation, perfection or first priority status of the security interest of the Secured Party in any Pledged Membership Interests owned by the Grantor or the exercise by the Secured Party of the voting or other rights provided for in this Agreement or the exercise of remedies in respect thereof; and

(l) none of the Pledged Membership Interests owned by the Grantor are or represent interests in issuers that: (a) are registered as investment companies, (b) are dealt in or traded on securities exchanges or markets or (c) have opted to be treated as securities under the uniform commercial code of any jurisdiction

4.2 Covenants. The Grantor hereby covenants and agrees that:

(a) except for the security interest created by this Agreement, the Grantor shall not create or suffer to exist any Lien upon or with respect to any of the Collateral owned by the Grantor and the Grantor shall defend the Collateral owned by the Grantor against all Persons at any time claiming any interest therein;

(b) the Grantor shall not produce, use or permit any Collateral owned by the Grantor to be used unlawfully or in violation of any provision of this Agreement or any applicable statute, regulation or ordinance or any policy of insurance covering the Collateral owned by the Grantor;

(c) the Grantor shall not take or permit any action which could reasonably be expected to impair the Secured Party's rights in the Collateral owned by the Grantor;

(d) the Grantor shall keep and maintain at his own cost and expense satisfactory and complete records of the Collateral owned by the Grantor;

(e) in the event the Grantor acquires rights in any Pledged Membership Interests after the date hereof, the Grantor shall deliver to the Secured Party a completed Pledge Supplement, substantially in the form of Exhibit A attached hereto, together with all Supplements to Schedules thereto, reflecting such new Pledged Membership Interests and all other Pledged Membership Interests. Notwithstanding the foregoing, it is understood and agreed that the security interest of the Secured Party shall attach to all Pledged Membership Interests immediately upon the Grantor's acquisition of rights therein and shall not be affected by the failure of the Grantor to deliver a supplement as required hereby;

(f) except as provided in the next sentence, in the event the Grantor receives any dividends, interest or distributions on any Pledged Membership Interests, or any securities or other property upon the merger, consolidation, liquidation or dissolution of any issuer of any Pledged Membership Interests, then (i) such dividends, interest or distributions and securities or other property shall be included in the definition of Collateral without further action and (ii) the Grantor shall immediately take all steps, if any, necessary or advisable to ensure the validity, perfection, priority and, if applicable, control of the Secured Party over such Pledged Membership Interests (including delivery thereof to the Secured Party) and pending any such action the Grantor shall be deemed to hold such dividends, interest, distributions, securities or other property in trust for the benefit of the Secured Party and shall be segregated from all other property of the Grantor. Notwithstanding the foregoing, so long as no Event of Default shall have occurred and be continuing, the Secured Party authorizes the Grantor to retain all ordinary cash dividends and distributions permitted to be paid to the Grantor under the Credit Agreement (or the payment of which is not otherwise restricted by the Credit Agreement) and all scheduled payments of interest permitted to be paid to the Grantor under the Credit Agreement (or the payment of which is not otherwise restricted by the Credit Agreement);

(g) without the prior written consent of the Secured Party, the Grantor shall not vote to enable or take any other action to: (i) amend or terminate any partnership agreement, limited liability company agreement, certificate of incorporation, by-laws or other organizational documents in any way that materially changes the rights of the Grantor with respect to any Pledged Membership Interests or adversely affects the validity, perfection or priority of the Secured Party's security interest, (ii) other than as allowed by the Credit Agreement, permit any issuer of any Pledged Membership Interests to issue any membership interests or other equity interests of any nature or to issue securities convertible into or granting the right of purchase or exchange for any membership interests or other equity interest of any nature of such issuer, (iii) other than as permitted under the Credit Agreement, permit any issuer of any Pledged Membership Interests to dispose of all or a material portion of their assets, (iv) waive any default under or breach of any terms of any organizational document relating to the issuer of any Pledged Membership Interests, or (v) cause any issuer of any Pledged Membership Interests that are not securities (for purposes of the UCC) on the date hereof to elect or otherwise take any action to cause such Pledged Membership Interests to be treated as securities for purposes of the UCC; provided, however, notwithstanding the foregoing, if any issuer of any Pledged Membership Interests takes any such action known to the Grantor in violation of the foregoing in this clause (v), the Grantor shall promptly notify the Secured Party in writing of any such election or action and, in such event, shall take all reasonable steps necessary or advisable within his power to establish the Secured Party's "control" thereof;

(h) the Grantor shall comply with all of his obligations under any limited liability company agreement relating to Pledged Membership Interests and shall enforce all of its rights with respect to any Pledged Membership Interests; and

(i) the Grantor shall notify the Secured Party of any event, either in any case or in the aggregate, known to the Grantor that could reasonably be expected to cause a Material Adverse Effect.

4.3 Additional Covenants.

(a) Delivery and Control. The Grantor agrees that with respect to any Pledged Membership Interests in which the Grantor currently has rights, it shall comply with the provisions of this Section on or before the Closing Date and with respect to any Pledged Membership Interests hereafter acquired by the Grantor, it shall comply with the provisions of this Section immediately upon acquiring rights therein, in each case in form and substance satisfactory to the Secured Party. With respect to any Pledged Membership Interests that is represented by a certificate or that is an "instrument" (other than any Pledged Membership Interests credited to a Securities Account), the Grantor shall cause such certificate or instrument to be delivered to the Secured Party, indorsed in blank by an "effective indorsement" (as defined in Section 8-107 of the UCC), regardless of whether such certificate constitutes a "certificated security" for purposes of the UCC. With respect to any Pledged Membership Interests that is an "uncertificated security" for purposes of the UCC (other than any "uncertificated securities" credited to a Securities Account), the Grantor shall cause the issuer of such uncertificated security to either (i) register the Secured Party as the registered owner thereof on the books and records of the issuer or (ii) execute an agreement in form and substance satisfactory to the Secured Party, pursuant to which such issuer agrees to comply with the Secured Party's instructions with respect to such uncertificated security without further consent by the Grantor.

(b) Voting and Distributions.

(i) So long as no Event of Default shall have occurred and be continuing:

(A) except as otherwise provided under the covenants and agreements relating to Pledged Membership Interests in this Agreement or elsewhere herein or in the Credit Agreement, the Grantor shall be entitled to exercise or refrain from exercising any and all voting and other consensual rights pertaining to the Pledged Membership Interests or any part thereof for any purpose not inconsistent with the terms of this Agreement or the Credit Agreement; provided, the Grantor shall not exercise or refrain from exercising any such right if the Secured Party shall have notified the Grantor that, in the Secured Party's reasonable judgment, such action would have a Material Adverse Effect on the value of the Pledged Membership Interests or any part thereof; and provided further, the Grantor shall give the Secured Party at least five (5) Business Days prior written notice of the manner in which it intends to exercise, or the reasons for refraining from exercising, any such right; it being understood, however, that neither the voting by the Grantor of any Pledged Membership Interests for, or the Grantor's consent to, the election of managers (or similar governing body) at a regularly scheduled annual or other meeting of members or with respect to incidental matters at any such meeting, nor the Grantor's consent to or approval of any action otherwise permitted under this Agreement and the Credit Agreement, shall be deemed inconsistent with the terms of this Agreement or the Credit Agreement within the meaning of this Section, and no notice of any such voting or consent need be given to the Secured Party; and

(B) the Secured Party shall promptly execute and deliver (or cause to be executed and delivered) to the Grantor all proxies, and other instruments as the Grantor may from time to time reasonably request for the purpose of enabling the Grantor to exercise the voting and other consensual rights when and to the extent which it is entitled to exercise pursuant to clause (1) above;

(ii) Upon the occurrence and during the continuation of an Event of Default:

(A) all rights of the Grantor to exercise or refrain from exercising the voting and other consensual rights that it would otherwise be entitled to exercise pursuant hereto shall cease and all such rights shall thereupon become vested in the Secured Party who shall thereupon have the sole right to exercise such voting and other consensual rights; and

(B) in order to permit the Secured Party to exercise the voting and other consensual rights that it may be entitled to exercise pursuant hereto and to receive all dividends and other distributions that it may be entitled to receive hereunder: (1) the Grantor shall promptly execute and deliver (or cause to be executed and delivered) to the Secured Party all proxies, dividend payment orders and other instruments as the Secured Party may from time to time reasonably request and (2) the Grantor acknowledges that the Secured Party may utilize the power of attorney set forth in Section 6.

4.4 Grantor's Consent. The Grantor consents to the transfer of any Pledged Membership Interest to the Secured Party or its nominee following an Event of Default and to the substitution of the Secured Party or its nominee as a member in any limited liability company with all the rights and powers related thereto.

SECTION 5
ACCESS; RIGHT OF INSPECTION AND FURTHER ASSURANCES

5.1 Access; Right of Inspection. The Secured Party shall at all times have full and free access during normal business hours to all the books, correspondence and records of the Grantor, and the Secured Party and its representatives may examine the same, take extracts therefrom and make photocopies thereof, and the Grantor agrees to render to the Secured Party, at the Grantor's cost and expense, such clerical and other assistance as may be reasonably requested with regard thereto.

5.2 Further Assurances.

(a) The Grantor agrees that from time to time, at the expense of the Grantor, that it shall promptly execute and deliver all further instruments and documents, and take all further action that may be necessary or desirable, or that the Secured Party may reasonably request, in order to create and/or maintain the validity, perfection or priority of and protect any security interest granted or purported to be granted hereby or to enable the Secured Party to exercise and enforce its rights and remedies hereunder with respect to any Collateral owned by the Grantor. Without limiting the generality of the foregoing, the Grantor shall:

(i) file such financing or continuation statements, or amendments thereto, and execute and deliver such other agreements, instruments, endorsements, powers of attorney or notices, as may be necessary or desirable, or as the Secured Party may reasonably request, in order to perfect and preserve the security interests granted or purported to be granted hereby; and

(ii) at the Secured Party's request, appear in and defend any action or proceeding that may affect the Grantor's title to or the Secured Party's security interest in all or any part of the Collateral owned by the Grantor.

(b) The Grantor hereby authorizes the Secured Party to file a Record or Records, including financing or continuation statements, and amendments thereto, in any jurisdictions and with any filing offices as the Secured Party may determine, in its sole discretion, are necessary or advisable to perfect the security interest granted to the Secured Party herein. Such financing statements may describe the Collateral in the same manner as described herein or may contain an indication or description of collateral that describes such property in any other manner as the Secured Party may determine is necessary, advisable or prudent to ensure the perfection of the security interest in the Collateral granted to the Secured Party herein.

SECTION 6
SECURED PARTY APPOINTED ATTORNEY-IN-FACT

6.1 Power of Attorney. The Grantor hereby irrevocably appoints the Secured Party (such appointment being coupled with an interest) as the Grantor's attorney-in-fact, with full authority in the place and stead of the Grantor and in the name of the Grantor, the Secured Party or otherwise, from time to time in the Secured Party's discretion to take any action and to execute any instrument that the Secured Party may deem reasonably necessary or advisable to accomplish the purposes of this Agreement, including the following:

(a) upon the occurrence and during the continuance of any Event of Default, to ask for, demand, collect, sue for, recover, compound, receive and give acquittance and receipts for moneys due and to become due under or in respect of any of the Collateral;

(b) upon the occurrence and during the continuance of any Event of Default, to receive, endorse and collect any drafts or other instruments, documents and chattel paper in connection with clause (a) above;

(c) upon the occurrence and during the continuance of any Event of Default, to file any claims or take any action or institute any proceedings that the Secured Party may deem necessary or desirable for the collection of any of the Collateral or otherwise to enforce the rights of the Secured Party with respect to any of the Collateral;

(d) to prepare and file any UCC financing statements against the Grantor as debtor covering the Collateral;

(e) to take or cause to be taken all actions necessary to perform or comply or cause performance or compliance with the terms of this Agreement, including access to pay or discharge taxes or Liens levied or placed upon or threatened against the Collateral, the legality or validity thereof and the amounts necessary to discharge the same to be determined by the Secured Party in its sole discretion, any such payments made by the Secured Party to become obligations of the Grantor to the Secured Party, due and payable immediately without demand; and

(f) generally to sell, transfer, pledge, make any agreement with respect to or otherwise deal with any of the Collateral as fully and completely as though the Secured Party were the absolute owner thereof for all purposes, and to do, at the Secured Party's option and the Grantor's expense, at any time or from time to time, all acts and things that the Secured Party deems reasonably necessary to protect, preserve or realize upon the Collateral and the Secured Party's security interest therein in order to effect the intent of this Agreement, all as fully and effectively as the Grantor might do.

6.2 No Duty on the Part of Secured Party or Beneficiaries. The powers conferred on the Secured Party hereunder are solely to protect the interests of the Beneficiaries in the Collateral and shall not impose any duty upon the Secured Party or any Beneficiary to exercise any such powers. The Secured Party and the Beneficiaries shall be accountable only for amounts that they actually receive as a result of the exercise of such powers, and neither they nor any of their officers, directors, employees or agents shall be responsible to any Grantor for any act or failure to act hereunder, except for their own gross negligence or willful misconduct.

SECTION 7
REMEDIES

7.1 Generally.

(a) If any Event of Default shall have occurred and be continuing, the Secured Party may exercise in respect of the Collateral, in addition to all other rights and remedies provided for herein or otherwise available to it at law or in equity, all the rights and remedies of the Secured Party on default under the UCC (whether or not the UCC applies to the affected Collateral) to collect, enforce or satisfy any Secured Obligations then owing, whether by acceleration or otherwise, and also may pursue any of the following separately, successively or simultaneously:

(i) require the Grantor to, and the Grantor hereby agrees that it shall at its expense and promptly upon request of the Secured Party forthwith, assemble all or part of the Collateral owned by the Grantor as directed by the Secured Party and make it available to the Secured Party at a place to be designated by the Secured Party that is reasonably convenient to both parties;

(ii) enter onto the property where any Collateral is located and take possession thereof with or without judicial process;

(iii) prior to the disposition of the Collateral, store, process, repair or recondition the Collateral or otherwise prepare the Collateral for disposition in any manner to the extent the Secured Party deems appropriate; and

(iv) without notice except as specified below or under the UCC, sell, assign, lease, license (on an exclusive or nonexclusive basis) or otherwise dispose of the Collateral or any part thereof in one or more parcels at public or private sale, at any of the Secured Party's offices or elsewhere, for cash, on credit or for future delivery, at such time or times and at such price or prices and upon such other terms as the Secured Party may deem commercially reasonable.

(b) The Secured Party or any Beneficiary may be the purchaser of any or all of the Collateral at any public or private sale (to the extent to portion of the Collateral being privately sold is of a kind that is customarily sold on a recognized market or the subject of widely distributed standard price quotations) in accordance with the UCC and the Secured Party, as collateral agent for and representative of the Beneficiaries, shall be entitled, for the purpose of bidding and making settlement or payment of the purchase price for all or any portion of the Collateral sold at any such sale made in accordance with the UCC, to use and apply any of the Secured Obligations as a credit on account of the purchase price for any Collateral payable by the Secured Party at such sale. Each purchaser at any such sale shall hold the property sold absolutely free from any claim or right on the part of the Grantor, and the Grantor hereby waives (to the extent permitted by applicable law) all rights of redemption, stay and/or appraisal which it now has or may at any time in the future have under any rule of law or statute now existing or hereafter enacted. The Grantor agrees that, to the extent notice of sale shall be required by law, at least ten (10) days notice to the Grantor of the time and place of any public sale or the time after which any private sale is to be made shall constitute reasonable notification. The Secured Party shall not be obligated to make any sale of Collateral regardless of notice of sale having been given. The Secured Party may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned. The Grantor agrees that it would not be commercially unreasonable for the Secured Party to dispose of the Collateral or any portion thereof by using Internet sites that provide for the auction of assets of the types included in the Collateral or that have the reasonable capability of doing so, or that match buyers and sellers of assets. The Grantor hereby waives any claims against the Secured Party arising by reason of the fact that the price at which any Collateral may have been sold at such a private sale was less than the price which might have been obtained at a public sale, even if the Secured Party accepts the first offer received and does not offer such Collateral to more than one offeree. The Grantor further agrees that a breach of any of the covenants contained in this Section will cause irreparable injury to the Secured Party, that the Secured Party has no adequate remedy at law in respect of such breach and, as a consequence, that each and every covenant contained in this Section shall be specifically enforceable against the Grantor, and the Grantor hereby waives and agrees not to assert any defenses against an action for specific performance of such covenants except for a defense that no default has occurred giving rise to the Secured Obligations becoming due and payable prior to their stated maturities or that Grantor is not liable because of the limitations on Grantor's liability as expressly provided in the Credit Agreement and this Agreement. Nothing in this Section shall in any way alter the rights of the Secured Party hereunder.

(c) The Secured Party may sell the Collateral without giving any warranties as to the Collateral. The Secured Party may specifically disclaim or modify any warranties of title or the like. This procedure will not be considered to adversely affect the commercial reasonableness of any sale of the Collateral.

(d) The Secured Party shall have no obligation to marshal any of the Collateral.

7.2 Application of Proceeds. Except as expressly provided elsewhere in this Agreement, all proceeds received by the Secured Party in respect of any sale, any collection from, or other realization upon all or any part of the Collateral shall be applied in full or in part by the Secured Party against, the Secured Obligations in the following order of priority: first, to the payment of all costs and expenses of such sale, collection or other realization, including reasonable compensation to the Secured Party and its agents and counsel, and all other expenses, liabilities and advances made or incurred by the Secured Party in connection therewith, and all amounts for which the Secured Party is entitled to indemnification hereunder (in its capacity as the Secured Party and not as a Lender) and all advances made by the Secured Party hereunder for the account of the Grantor, and to the payment of all costs and expenses paid or incurred by the Secured Party in connection with the exercise of any right or remedy hereunder or under the Credit Agreement, all in accordance with the terms hereof or thereof; second, to the extent of any excess of such proceeds, to the payment of all other Secured Obligations for the ratable benefit of the Lenders and the Lender Counterparties; and third, to the extent of any excess of such proceeds, to the payment to or upon the order of the Grantor or to whosoever may be lawfully entitled to receive the same or as a court of competent jurisdiction may direct.

7.3 Sales on Credit. If the Secured Party sells any of the Collateral upon credit, the Grantor will be credited only with payments actually made by purchaser and received by the Secured Party and applied to indebtedness of the purchaser. In the event the purchaser fails to pay for the Collateral, the Secured Party may resell the Collateral and the Grantor shall be credited with proceeds of the sale.

7.4 Pledged Membership Interests. The Grantor recognizes that, by reason of certain prohibitions contained in the Securities Act and applicable state securities laws, the Secured Party may be compelled, with respect to any sale of all or any part of the Pledged Membership Interests conducted without prior registration or qualification of such Pledged Membership Interests under the Securities Act and/or such state securities laws, to limit purchasers to those who will agree, among other things, to acquire the Pledged Membership Interests for their own account, for investment and not with a view to the distribution or resale thereof. The Grantor acknowledges that any such private sale may be at prices and on terms less favorable than those obtainable through a public sale without such restrictions (including a public offering made pursuant to a registration statement under the Securities Act) and, notwithstanding such circumstances, the Grantor agrees that any such private sale shall be deemed to have been made in a commercially reasonable manner and that the Secured Party shall have no obligation to engage in public sales and no obligation to delay the sale of any Pledged Membership Interests for the period of time necessary to permit the issuer thereof to register it for a form of public sale requiring registration under the Securities Act or under applicable state securities laws, even if such issuer would, or should, agree to so register it. If the Secured Party determines to exercise its right to sell any or all of the Pledged Membership Interests, upon written request, the Grantor shall and shall cause each issuer of any Pledged Membership Interests to be sold hereunder to furnish to the Secured Party all such information as the Secured Party may request in order to determine the number and nature of interest, shares or other instruments included in the Pledged Membership Interests that may be sold by the Secured Party in exempt transactions under the Securities Act and the rules and regulations of the Securities and Exchange Commission thereunder, as the same are from time to time in effect.

7.5 Cash Proceeds. Except those dividends and distributions described in the second sentence of Section 4.2(f) that are permitted to be retained prior to the occurrence and continuance of an Event of Default, all proceeds of any Collateral received by the Grantor consisting of cash, checks and other near-cash items (collectively, "Cash Proceeds") shall be held by the Grantor in trust for the Secured Party, segregated from other funds of the Grantor, and shall, forthwith upon receipt by the Grantor, be turned over to the Secured Party in the exact form received by the Grantor (duly indorsed by the Grantor to the Secured Party, if required) and held by the Secured Party. Any Cash Proceeds received by the Secured Party (whether from the Grantor or otherwise): (i) if no Event of Default shall have occurred and be continuing, shall be held by the Secured Party for the ratable benefit of the Beneficiaries, as collateral security for the Secured Obligations (whether matured or unmatured) and (ii) if an Event of Default shall have occurred and be continuing, may, in the sole discretion of the Secured Party, (A) be held by the Secured Party for the ratable benefit of the Beneficiaries, as collateral security for the Secured Obligations (whether matured or unmatured) and/or (B) then or at any time thereafter may be applied by the Secured Party against the Secured Obligations then due and owing.

SECTION 8
AGENT

The Secured Party has been appointed to act as secured party hereunder by Lenders and, by their acceptance of the benefits hereof, the other Beneficiaries. The Secured Party shall be obligated, and shall have the right hereunder, to make demands, to give notices, to exercise or refrain from exercising any rights, and to take or refrain from taking any action (including the release or substitution of Collateral), solely in accordance with this Agreement and the Credit Agreement. In furtherance of the foregoing provisions of this Section, each Beneficiary, by its acceptance of the benefits hereof, agrees that it shall have no right individually to realize upon any of the Collateral hereunder, it being understood and agreed by such Beneficiary that all rights and remedies hereunder may be exercised solely by the Secured Party for the benefit of Lenders and Lender Counterparties in accordance with the terms of this Section. Secured Party may resign at any time by giving thirty (30) days' prior written notice thereof to Lenders and the Grantor, and Secured Party may be removed at any time with or without cause by an instrument or concurrent instruments in writing delivered to the Grantor and Secured Party signed by the Required Lenders. Upon any such notice of resignation or any such removal, Required Lenders shall have the right, upon five (5) Business Days' notice to the Secured Party, following receipt of the Grantor's consent (which shall not be unreasonable withheld or delayed and which shall not be required while an Event of Default exists), to appoint a successor Secured Party. Upon the acceptance of any appointment as Administrative Agent under the terms of the Credit Agreement by a successor Administrative Agent, that successor Administrative Agent shall thereby also be deemed the successor Secured Party and such successor Secured Party shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring or removed Secured Party under this Agreement, and the retiring or removed Secured Party under this Agreement shall promptly (i) transfer to such successor Secured Party all sums, Pledged Membership Interests and other items of Collateral held hereunder, together with all records and other documents necessary or appropriate in connection with the performance of the duties of the successor Secured Party under this Agreement and (ii) execute and deliver to such successor Secured Party such amendments to financing statements, and take such other actions, as may be necessary or appropriate in connection with the assignment to such successor Secured Party of the security interests created hereunder, whereupon such retiring or removed Secured Party shall be discharged from its duties and obligations under this Agreement. After any retiring or removed Secured Party's resignation or removal hereunder as the Secured Party, the provisions of this Agreement shall inure to its benefit as to any actions taken or omitted to be taken by it under this Agreement while it was the Secured Party hereunder.

SECTION 9
CONTINUING SECURITY INTEREST; TRANSFER OF LOANS

This Agreement shall create a continuing security interest in the Collateral and shall remain in full force and effect until the payment in full of all Secured Obligations, the cancellation or termination of the Commitments, be binding upon the Grantor, its successors and assigns, and inure, together with the rights and remedies of the Secured Party hereunder, to the benefit of the Secured Party and its successors, transferees and assigns. Without limiting the generality of the foregoing, but subject to the terms of the Credit Agreement, any Lender may assign or otherwise transfer any Loans held by it to any other Person, and such other Person shall thereupon become vested with all the benefits in respect thereof granted to Lenders herein or otherwise. Upon the payment in full of all Secured Obligations and the cancellation or termination of the Commitments, the security interest granted hereby shall terminate hereunder and of record and all rights to the Collateral shall revert to the Grantor. Upon any such termination the Secured Party shall, at Grantor's expense, execute and deliver to the Grantor such documents as the Grantor shall reasonably request to evidence such termination.

SECTION 10
STANDARD OF CARE; SECURED PARTY MAY PERFORM

Except for the exercise of reasonable care in the custody of any Collateral in its possession and the accounting for moneys actually received by it hereunder, the Secured Party shall have no duty as to any Collateral or as to the taking of any necessary steps to preserve rights against prior parties or any other rights pertaining to any Collateral. The Secured Party shall be deemed to have exercised reasonable care in the custody and preservation of Collateral in its possession if such Collateral is accorded treatment substantially equal to that which the Secured Party accords its own property. Neither the Secured Party nor any of its directors, officers, employees or agents shall be liable for failure to demand, collect or realize upon all or any part of the Collateral or for any delay in doing so or shall be under any obligation to sell or otherwise dispose of any Collateral upon the request of the Grantor or otherwise. If the Grantor fails to perform any agreement contained herein, the Secured Party may itself perform, or cause performance of, such agreement, and the expenses of the Secured Party incurred in connection therewith shall be payable by the Grantor under Section 10.2 of the Credit Agreement.

SECTION 11
MISCELLANEOUS

Any notice required or permitted to be given under this Agreement shall be given in accordance with Section 10.1 of the Credit Agreement. No failure or delay on the part of the Secured Party in the exercise of any power, right or privilege hereunder or under any other Transaction Document shall impair such power, right or privilege or be construed to be a waiver of any default or acquiescence therein, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other power, right or privilege. All rights and remedies existing under this Agreement and the other Transaction Documents are cumulative to, and not exclusive of, any rights or remedies otherwise available. In case any provision in or obligation under this Agreement shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby. All covenants hereunder shall be given independent effect so that if a particular action or condition is not permitted by any of such covenants, the fact that it would be permitted by an exception to, or would otherwise be within the limitations of, another covenant shall not avoid the occurrence of a Default or an Event of Default if such action is taken or condition exists. This Agreement shall be binding upon and inure to the benefit of the Secured Party and the Grantor and their respective successors and assigns. The Grantor shall not, without the prior written consent of the Secured Party given in accordance with the Credit Agreement, assign any right, duty or obligation hereunder. This Agreement and the other Transaction Documents embody the entire agreement and understanding between the Grantor and the Secured Party and supersede all prior agreements and understandings between such parties relating to the subject matter hereof and thereof. Accordingly, the Transaction Documents may not be contradicted by evidence of prior, contemporaneous or subsequent oral agreements of the parties. There are no unwritten oral agreements between the parties. This Agreement may be executed in one or more counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument; signature pages may be detached from multiple separate counterparts and attached to a single counterpart so that all signature pages are physically attached to the same document.

THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO ITS CONFLICTS OF LAW PROVISIONS (OTHER THAN SECTION 5-1401 AND SECTION 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW).

[Remainder of page intentionally left blank.]

IN WITNESS WHEREOF, the Grantor and the Secured Party have caused this Agreement to be duly executed and delivered as of the date first written above.

GRANTOR: TEKOIL & GAS CORPORATION

By: /s/ Mark Western
Name: Mark Western
Title: CEO and Chairman of the Board of Directors

Signature Page to Pledge Agreement

SECURED PARTY: J. ARON & COMPANY, as Administrative Agent

By: /s/ Colleen Foster
Name: Colleen Foster
Title: Managing Director

Signature Page to Pledge Agreement

SCHEDULE 4.1
TO PLEDGE AGREEMENT

GENERAL INFORMATION

(A) Full Legal Name, Type of Organization, Jurisdiction of Organization, Chief Executive Office/Sole Place of Business and Organizational Identification Number of each Grantor:

Full Legal Name	Type of Organization	Jurisdiction of Organization	Chief Executive Office	Organization I.D.#
Tekoil & Gas Corporation	Corporation	Delaware	25050 I-45 North, Ste 525 The Woodlands, TX 77380	4286069

(B) Other Names (including any Trade-Name or Fictitious Business Name) under which the Grantor has conducted business for the past five (5) years:

Trailridge Holdings, Inc., a Delaware corporation
Glow Bench Systems International, Inc., a Delaware corporation
Pexcon, Inc., a Delaware corporation

(C) Changes in Name, Jurisdiction or Principal Residence within past five (5) years:

Trailridge Holdings, Inc., a Delaware corporation
Glow Bench Systems International, Inc., a Delaware corporation
Pexcon, Inc., a Delaware corporation

[1580 Sawgrass Corporate Parkway
Suite 130
Sunrise, Florida 33323

9101 W Sample Road
Suite 606
Coral Springs, FL  33065

5036 Dr. Phillips Boulevard
Suite 232
Orlando, Florida 32819

(D) Filing Offices:

Name of Grantor	Filing Jurisdiction(s)
Tekoil & Gas Corporation	Delaware

SCHEDULE 4.3
TO PLEDGE AGREEMENT

PLEDGED MEMBERSHIP INTERESTS

Pledged Membership Interests:

Grantor	Limited Liability Company	Certificated (Y/N)	Certificate No. (if any)	No. of Pledged Units	% of Outstanding Membership Interests of the Limited Liability Company
Tekoil & Gas Corporation	Tekoil and Gas Gulf Coast, LLC	N	N/A	1	100%

EXHIBIT A
TO PLEDGE AGREEMENT

PLEDGE SUPPLEMENT

This PLEDGE SUPPLEMENT, dated [mm/dd/yy], is delivered pursuant to the Pledge Agreement, dated as of May 11, 2007 (as it may be from time to time amended, restated, modified or supplemented, the "Security Agreement"), between TEKOIL & GAS CORPORATION, a Delaware corporation, as the Grantor, and J. ARON & COMPANY, as Agent, as the Secured Party. Capitalized terms used herein not otherwise defined herein shall have the meanings ascribed thereto in the Security Agreement.

The Grantor hereby confirms the grant to the Secured Party set forth in the Security Agreement of, and does hereby grant to the Secured Party, a security interest in all of the Grantor's right, title and interest in and to all Collateral to secure the Secured Obligations, in each case whether now or hereafter existing or in which the Grantor now has or hereafter acquires an interest and wherever the same may be located. The Grantor represents and warrants that the attached Supplements to Schedules accurately and completely set forth all additional information required pursuant to the Security Agreement and hereby agrees that such Supplements to Schedules shall constitute part of the Schedules to the Security Agreement.

IN WITNESS WHEREOF, the Grantor has caused this Pledge Supplement to be duly executed and delivered by its duly authorized officer as of [mm/dd/yy].

TEKOIL & GAS CORPORATION

By:
Name:
Title:

Signature Page to Pledge Agreement

SUPPLEMENTS TO SCHEDULES
TO PLEDGE AND SECURITY AGREEMENT

[Insert Required Information]

Signature Page to Pledge Agreement